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                                                                      EXHIBIT 22
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                        SUBSIDIARIES OF THE REGISTRANT

      Subsidiaries of Nu-West and the jurisdiction in which each company was incorporated are listed below. All of the voting securities of each subsidiary are owned by the Company.


                                                         Jurisdiction of
Subsidiary                                                Incorporation
----------                                               ---------------

Nu-West Minerals, Inc.                                       Delaware

Nu-West Mining, Inc.                                         Delaware